Exhibit 99.01

FIFTH AMENDMENT TO LEASE AGREEMENT

This FIFTH AMENDMENT TO LEASE AGREEMENT (this "Amendment") is executed and entered into effective as of November 27, 2012, by and between ARI – INTERNATIONAL BUSINESS PARK, LLC, ARI- IBP 1, LLC, ARI - IBP 2, LLC, ARI - IBP 3, LLC, ARI - IBP 4, LLC, ARI - IBP 5, LLC, ARI - IBP 6, LLC, ARI - IBP 7, LLC, ARI - IBP 8, LLC, ARI - IBP 9, LLC, ARI - IBP 11, LLC, and ARI - IBP 12, LLC, each a Delaware limited liability company ("Landlord"), acting by and through Billingsley Property Services, Inc., as agent for Landlord, and REACHLOCAL, INC., a Delaware corporation ("Tenant").

WITNESSTH:

WHEREAS, CB Parkway Business Center, Ltd. a Texas limited partnership ("Original Landlord") and Tenant entered into that certain Lease Agreement dated June 2, 2006 (the "Original Lease") with respect to certain office space more particularly described therein covering Suite 1501 (the "Initial Premises") in the building located at 6400 International Parkway, Plano, Texas 75093 (the "Building");

WHEREAS, Original Landlord and Tenant entered into that certain First Amendment to Lease dated August 20, 2006 (the "First Amendment") to expand the Initial Premises;

WHEREAS, Original Landlord and Tenant entered into that certain Second Amendment to Lease dated November 29, 2006 (the "Second Amendment") regarding amortizing a Tenant Improvement Allowance;

WHEREAS, Original Landlord and Tenant entered into that certain Third Amendment to Lease dated May 22, 2007 (the "Third Amendment") to further expand the Premises (as such term was defined prior to execution of the Third Amendment);

WHEREAS, Landlord as successor-in-interest to Original Landlord and Tenant entered into that certain Fourth Amendment to Lease dated May 22, 2008 (the "Fourth Amendment"; the Original Lease, as amended by the First Amendment, by the Second Amendment, by the Third Amendment, and by the Fourth Amendment is referred to herein as the "Lease") to expand the Premises among other items; and

WHEREAS, Landlord and Tenant now desire to amend the Lease subject to the terms and conditions set forth herein.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Landlord and Tenant hereby agree as follows:

1. Defined Terms.  All capitalized terms used herein and not otherwise defined herein shall have the same meaning as ascribed thereto in the Lease.

2. Condition of Premises. Landlord is tendering possession and Tenant accepts the Premises as of the date of this Amendment, in an "AS-IS", "WHERE-IS", condition "WITH ALL FAULTS", without recourse to Landlord;  ADDITIONALLY, LANDLORD SHALL MAKE NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE LEASEHOLD IMPROVEMENTS IN THE PREMISES. ALL IMPLIED WARRANTIES WITH RESPECT THERETO, INCLUDING BUT NOT LIMITED TO THOSE OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE EXPRESSLY NEGATED AND WAIVED.

3. Term.  The Term of the Lease for the entire Premises shall be extended from January 31, 2014 to July 31, 2014 ("Expiration Date") and (collectively "Extension Term").

4. Basic Rental.

Basic Rental for the Premises for the Extension Term shall be as follows:

TIME PERIOD:	ANNUAL BASIC RENTAL RATE PER RENTABLE SQUARE FOOT:	MONTHLY BASIC RENTAL (PREMISES):
February 1, 2014 – Expiration Date	$25.00	$48,916.67

5. Parking.  Effective as of November 1, 2012 through the Expiration Date, Tenant shall be provided ten (10) covered reserved spaces ("Reserved Spaces") at a charge of $50.00 per space per month (plus applicable sales tax) as depicted on Exhibit A. All prior agreements whether written or verbal in regards to Reserved Spaces at the Building shall be deemed null and void and of no further effect.

6. Brokerage Commissions.  Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with the Amendment, other than Studley, Inc. and Peloton Commercial Real Estate (which Landlord shall compensate pursuant to separate written agreements between Landlord and such Brokers). Tenant and Landlord shall each indemnify the other against all costs, attorneys' fees, and other liabilities for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under the indemnifying party.

7. Ratification.  Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant, and (c) except as expressly provided for in this Amendment, all tenant finish-work allowances provided to Tenant under the Lease or otherwise, if any, have been paid in full by Landlord to Tenant, and Landlord has no further obligations with respect thereto.

8. Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this Amendment shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall prevail. This Amendment shall be governed by the laws of the State in which the Premises are located.

9. Counterparts.  This Amendment may be executed in multiple counterparts and may be distributed and exchanged by electronic facsimile or PDF file, each of which shall constitute an original, but all of which shall constitute one document.

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Executed as of the date first written above.

LANDLORD:

ARI – INTERNATIONAL BUSINESS PARK, LLC, ARI- IBP 1, LLC, ARI - IBP 2, LLC, ARI - IBP 3, LLC, ARI - IBP 4, LLC, ARI - IBP 5, LLC, ARI - IBP 6, LLC, ARI - IBP 7, LLC, ARI - IBP 8, LLC, ARI - IBP 9, LLC, ARI - IBP 11, LLC, ARI - IBP 12, LLC, each a Delaware limited liability company

By:	Billingsley Property Services, Inc., a Texas corporation as Agent

	By:	/s/ Kenneth D. Mabry
Name: Kenneth D. Mabry
Title: Senior Vice President

TENANT: REACHLOCAL, INC., a Delaware corporation

By:	/s/ Ross G. Landsbaum
Name:	Ross G. Landsbaum
Title:	CFO

FIFTH AMENDMENT TO LEASE AGREEMENT	Signature Page

EXHIBIT A

PARKING

EXHIBIT A, Parking	Page 1